As filed with the Securities and Exchange Commission on September 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-3703799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Prudential Plaza

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

(Address, including Zip Code, of Principal Executive Office)

THE PRUDENTIAL FINANCIAL, INC. 2016 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Margaret M. Foran

Chief Governance Officer, Senior Vice President and Corporate Secretary

Prudential Financial, Inc.

Prudential Plaza

751 Broad Street

Newark, New Jersey 07102

(973) 802-7001

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	716,767 (1)(2)	$68.34 (3)	$48,983,857 (3)	$6,358.10

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. A registration statement on Form S-8 has been filed previously on May 10, 2016 (Registration No. 333-211268), covering 28,000,000 shares of common stock.

(2)

Represents awards issued in connection with the assumption of outstanding awards of an entity acquired in a corporate transaction, as permitted pursuant to Section 5.7 of the Registrant’s 2016 Omnibus Incentive Plan.

(3)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.01, of Prudential Financial, Inc. on the New York Stock Exchange on September 9, 2020.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

A registration statements on Form S-8 was filed by Prudential Financial, Inc. (the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 10, 2016 (Registration No. 333-211268) (the “Prior Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), up to 28,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) issuable to eligible participants under the Prudential Financial, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”).

This Registration Statement on Form S-8 (this “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act to register an additional 716,767 shares of Common Stock issuable under the Plan from time to time. The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Prior Registration Statement. This Registration Statement incorporates by reference the contents of the Prior Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Certain Documents by Reference.

The following documents previously filed with the Securities Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference as of their respective dates of filing (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on February 14, 2020 (File No. 001-16707) (the “Form 10-K”);

(2)

the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 filed with the Commission on May 8, 2020, and June 30, 2020 filed with the Commission on August 6, 2020 (File No. 001-16707)

(3)

the Company’s Current Reports on Form 8-K filed with the Commission on February  11, 2020, April  10, 2020, May  13, 2020, May  22, 2020, August  21, 2020, August  31, 2020, and September 10, 2020 (File No. 001-16707);

(4)	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, since December 31, 2019; and

(5)	the description of the Company’s common stock, which is filed as Exhibit 4.3 to the Form 10-K, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereby have been sold or that deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on September 11, 2020.

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
	Name:	Margaret M. Foran
	Title:	Chief Governance Officer, Senior Vice President and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/S/ CHARLES F. LOWREY Charles F. Lowrey	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	September 11, 2020
/S/ KENNETH Y. TANJI Kenneth Y. Tanji	Chief Financial Officer (Principal Financial Officer)	September 11, 2020
/S/ ROBERT D. AXEL Robert D. Axel	Senior Vice President and Controller (Principal Accounting Officer)	September 11, 2020
THOMAS J. BALTIMORE, JR.* Thomas J. Baltimore, Jr.	Director	September 11, 2020
GILBERT F. CASELLAS* Gilbert F. Casellas	Director	September 11, 2020
ROBERT M. FALZON* Robert M. Falzon	Director	September 11, 2020
MARTINA HUND-MEJEAN* Martina Hund-Mejean	Director	September 11, 2020
KARL J. KRAPEK* Karl J. Krapek	Director	September 11, 2020
PETER R. LIGHTE* Peter R. Lighte	Director	September 11, 2020
GEORGE PAZ* George Paz	Director	September 11, 2020
SANDRA PIANALTO* Sandra Pianalto	Director	September 11, 2020
CHRISTINE A. POON* Christine A. Poon	Director	September 11, 2020
DOUGLAS A. SCOVANNER* Douglas A. Scovanner	Director	September 11, 2020
MICHAEL A. TODMAN* Michael A. Todman	Director	September 11, 2020

By:*	/s/ BRIAN P. SPITSER
Brian P. Spitser, as attorney-in-fact

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibits

4.1	Amended and Restated Certificate of Incorporation of Prudential Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s January 22, 2015 Current Report on Form 8-K).

4.2	Amended and Restated By-laws of Prudential Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s September 10, 2020 Current Report on Form 8-K).

5.1	Opinion of John M. Cafiero (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of John M. Cafiero (included in Exhibit 5.1).

24.1	Powers of Attorney.

99.1	Prudential Financial, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s December 31, 2017 Annual Report on Form 10-K).